GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



           Notice of Annual Meeting of Stockholders to be Held May 5, 1994



               Notice is hereby given that the Annual Meeting of

          Stockholders of General Public Utilities Corporation will be held at the Holiday Inn, 250 Market Street, Johnstown, Pennsylvania,

          on Thursday, May 5, 1994 at 10:00 o'clock in the morning (local time):



               1.   To elect four directors of the Corporation to hold

                    office for three-year terms beginning upon their

                    election at the 1994 Annual Meeting.



               2.   To consider the ratification of the selection by the

                    Board of Directors of Coopers & Lybrand as independent

                    auditor for the year 1994.



               3.   To consider, if submitted, the stockholder proposal set

                    forth in the accompanying Proxy Statement.






                                        - 1 -          March 25, 1994

               4.   To transact such other business as may properly come

                    before the meeting.



               Only holders of record of issued and outstanding shares of

          Common Stock of the Corporation at the close of business on

          March 14, 1994 will be entitled to vote at the meeting.  Such stockholders may vote in person or by proxy.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

          The stock transfer books of the Corporation will not be closed.



                              By order of the Board of Directors,

                                      MARY A. NALEWAKO, Secretary

          March 31, 1994



          The 1993 Annual Report was previously transmitted to

          stockholders.  It is expected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 31, 1994.



          If you wish to receive, without charge, a copy of the GPU System

          Statistics or the Corporation's 1993 Annual Report to the

          Securities and Exchange Commission on Form 10-K, direct your request to:  Stockholder Relations, General Public Utilities


                                        - 2 -          March 25, 1994

          Corporation, 100 Interpace Parkway, Parsippany, New Jersey

          07054-1149, or call (201) 263-6600.


















































                                        - 3 -          March 25, 1994

                You Are Cordially Invited to Attend the Annual Meeting



               If you plan to attend the meeting in person, please mark

          your Proxy in the space provided for that purpose.  An admittance card will be mailed to you prior to the meeting.



               Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible.  Your vote is important.






























                                        - 4 -          March 25, 1994

                         GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



                   Proxy Statement for Annual Meeting - May 5, 1994



          STOCKHOLDERS ENTITLED TO VOTE



               Holders of record at the close of business on March 14, 1994 of the outstanding Common Stock (consisting of 115,015,068 shares) are entitled to vote at the Annual Meeting of

          Stockholders of the Corporation ("GPU").



               Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes.

          Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may

          distribute them among the number to be voted for, or any two or more of them, as the stockholder may see fit.  Elections of directors are to be determined by a plurality vote.  Other matters are to be determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.




                                        - 5 -          March 25, 1994

               The Proxies hereby solicited vest in the proxy holders

          cumulative voting rights with respect to the election of

          directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies.  The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made. As provided by Pennsylvania law and the Corporation's By-Laws, abstentions,

          broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the vote. Signed but unmarked proxies will be voted in accordance with the directors' recommendations.



               The Proxy is revocable, at any time before exercise, by a

          written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the

          Annual Meeting.  If you attend the meeting, you may, if you wish,

          revoke your Proxy by voting in person.



               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.




                                        - 6 -          March 25, 1994

                                 DIRECTORS' PROPOSALS



          1.   ELECTION OF DIRECTORS



               The Board of Directors consists of three classes of

          directors with overlapping three-year terms.  One class of directors is to be elected each year with terms expiring at the third succeeding Annual Meeting after such election.



               At the 1994 Annual Meeting, four Class III directors will be elected to hold office for three-year terms beginning upon their election at the 1994 Annual Meeting.



               The votes applicable to the shares represented by Proxies in the accompanying form received from stockholders will be cast in favor of the election of the four nominees listed below, except that the proxy holders reserve the right to exercise cumulative voting rights and to cast their votes in such manner and for such lesser number of said nominees as they may deem best at the meeting, in order, so far as possible, to secure the election of said nominees.  If any nominee should be unable to serve (an event which is not anticipated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Nominating Committee of the Board of Directors.



          Information about the Nominees


                                        - 7 -          March 25, 1994

                           Nominees Class III Directors for

                                Terms Expiring in 1997



          Name                     Age      Year first elected a director



          THOMAS B. HAGEN           58                               1988

          Mr. Hagen is a Special Consultant to the Chairman and a director of the Erie Insurance Group companies - property, casualty and life insurers.  Mr. Hagen was Chairman and Chief Executive

          Officer from 1990 to 1993 and has been associated with Erie

          Insurance since 1953.  He served as president from 1982 to 1990.

          Mr. Hagen is a director of the Pennsylvania Economic Development

          Partnership, Pennsylvanians for Effective Government and the

          Pennsylvania Chamber of Business and Industry. He is a member of the Pennsylvania Business Roundtable, and is a director of the

          Erie Small Business Investment Co.  He is a director of the

          Insurance Institute of Highway Safety and a trustee of the

          Griffith Foundation for Insurance Education.  He is past chairman and is a member of the Council of Fellows of Penn State - Erie,

          the Behrend College and a trustee of Discovery Square, a museum complex in Erie.










                                        - 8 -          March 25, 1994

          Name                     Age      Year first elected a director



          PAUL R. ROEDEL            66                               1979



          Mr. Roedel retired in 1992 as Chairman and Chief Executive

          Officer of Carpenter Technology Corporation, manufacturers,

          fabricators and marketers of specialty metals.  He joined

          Carpenter in 1949 and became Chief Executive Officer in 1981 and

          Chairman in 1987.  He is a director of Carpenter Technology

          Corporation, Meridian Bancorp, Inc. and Meridian Bank and the

          P.H. Glatfelter Co.  He is chairman of the Berks Business

          Education Coalition, president of the Wyomissing Foundation and a member of the Financial Executives Institute and ASM

          International. Mr. Roedel is also Chairman of the Board of

          Gettysburg College and a director of the Pennsylvania 2000

          Education Coalition.





          CARLISLE A. H. TROST      64                               1990



          Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to

          1990 as Chief of Naval Operations.  Admiral Trost is also a member of the board of directors of GPU Nuclear Corporation, and the Chairman of that board's Nuclear Safety and Compliance

          Committee.  He is Chairman of the board of directors of Bird-


                                        - 9 -          March 25, 1994

          Johnson Co., and a director of Louisiana Land & Exploration

          Company, Burdeshaw Associates, LTD, Precision Components

          Corporation and Lockheed Corporation.  He is also a member of the

          Board of Advisors of General Dynamics Corporation's Undersea

          Warfare Center.

          Name                     Age      Year first elected a director



          PATRICIA K. WOOLF, Ph.D.  59                               1983



          Dr. Woolf, who is currently in the Molecular Biology Department,

          Princeton University, is a consultant, lecturer and author.  From

          1988-1989, Dr. Woolf was a Lecturer at the Woodrow Wilson School

          of Public and International Affairs, Princeton University.  Dr.

          Woolf has served on review panels for the National Endowment for the Humanities and the National Science Foundation, and is a

          director of Cordis Corporation and the National Life Insurance

          Company of Vermont.  She is also a trustee of the New Economy

          Fund and a director of the American Balanced Fund, the Income

          Fund of America, the Growth Fund of America and Small Cap World

          Fund, all of The Capital Group of Los Angeles.  She is a member of the Board of The Scientists Institute for Public Information

          and is a Fellow of the Royal Society of Medicine.










                                        - 10 -         March 25, 1994

          Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:



                                Class I Directors with

                                Terms Expiring in 1995



          Name                     Age      Year first elected a director



          HENRY F. HENDERSON, JR.   65                               1989



          Mr. Henderson is President, Chief Executive Officer and a

          director of H. F. Henderson Industries, designers and

          manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics.  He is a Commissioner of the Port

          Authority of New York and New Jersey and a director of the

          Partnership for New Jersey, the New Jersey State Chamber of

          Commerce, Delta Dental Plan and the Port Authority Trans-Hudson

          Corporation. He is also a trustee of Stevens Institute of

          Technology and Paterson Economic Development Corporation and a

          member of the World Trade Institute of the Port Authority of New

          York and New Jersey and Defense Orientation Conference

          Association.








                                        - 11 -         March 25, 1994

          Name                     Age      Year first elected a director



          JAMES R. LEVA             61                               1992



          Mr. Leva is Chairman, President and Chief Executive Officer of

          General Public Utilities Corporation.  He is also Chairman,

          President, Chief Executive Officer and a director of GPU Service

          Corporation (GPUSC); Chairman, Chief Executive Officer and a

          director of Jersey Central Power & Light Company (JCP&L),

          Metropolitan Edison Company (Met-Ed), Pennsylvania Electric

          Company (Penelec) and General Portfolios Corporation; and

          Chairman of the Board and a director of GPU Nuclear Corporation,

          all subsidiaries of GPU.  Mr. Leva has been associated with the

          GPU System since 1952, and has served as President of Penelec and, from 1986 until his election to his current positions in

          1991, as President of JCP&L.  Mr. Leva is also a director of

          Chemical Bank N.J., N.A., Princeton Bank and Trust Co., N.A.,

          Utilities Mutual Insurance Company, the New Jersey Utilities

          Association, United Way of Morris County, the New Jersey Chamber

          of Commerce and Fairleigh Dickinson University.  He is a trustee of St. Clares-Riverside Foundation and Tri-County Scholarship

          Fund, and a member of the Board of Overseers of the New Jersey

          Institute of Technology.








                                        - 12 -         March 25, 1994

          Name                     Age      Year first elected a director



          JOHN M. PIETRUSKI         61                               1989



          Mr. Pietruski served as Chairman of the Board and Chief Executive

          Officer of Sterling Drug Inc. from 1985 until his retirement in

          1988.  Currently, he is Chairman of the Board of Texas

          Biotechnology Corporation, a pharmaceutical research and

          development company. He also serves as President of Dansara

          Company, a management consulting firm.  He is a director of

          Hershey Foods Corporation, Lincoln National Corporation, McKesson

          Corporation and Cytogen Corporation.  He is also an Overseer of the Rutgers University Foundation and a Regent of Concordia

          College.



          CATHERINE A. REIN         51                               1989



          Ms. Rein has been Executive Vice President - Corporate and

          Professional Services of Metropolitan Life Insurance Company

          since 1989, and served as Senior Vice President of that company from 1988 to 1989 and as Vice President of Human Resources from

          1985 to 1988.  Ms. Rein is a director of The Bank of New York,

          Corning Inc. and INROADS, and is a member of the Board of

          Trustees of the National Urban League and a trustee of the

          College of Insurance.




                                        - 13 -         March 25, 1994

                               Class II Directors with

                                Terms Expiring in 1996



          Name                     Age      Year first elected a director



          LOUIS J. APPELL, JR.      69                               1973



          Mr. Appell is President and Chief Executive Officer of

          Susquehanna Pfaltzgraff Co., a communications and consumer products company.  His other activities include Chairman of the

          Board of Yorktowne Hotel, Inc., President and director of

          Appleton, Inc. and Treasurer and director of L.A.B. Realty Co.

          and Sinking Springs Farms, Inc., and a director of York Bank &

          Trust Company.  He is a trustee of York College of Pennsylvania and a director of the Pennsylvania Chamber of Business and

          Industry.



          DONALD J. BAINTON         62                               1982



          Mr. Bainton is Chairman, Chief Executive Officer and a director of Continental Can Co., Inc., an industrial packaging company which also provides engineering, architectural and surveying services.  He is also Chief Executive Officer of Dixie Union

          GmbH, Ferembal, S.A., Lockwood, Kessler and Bartlett, Continental

          Plastic Containers, Inc., ONENA Bolsas de Espana, Ferembal S.A.


                                        - 14 -         March 25, 1994
          and Continental Plastic Containers, Inc., all subsidiaries of

          Continental Can Co., Inc.  He is a director of the Ingersoll-

          Rand Company, the Institute of Applied Economics and the

          University of Illinois, Chicago, Business School.



          Name                     Age      Year first elected a director



          THEODORE H. BLACK         65                               1988



          Mr. Black is a director of Ingersoll-Rand Company, heavy

          equipment manufacturers.  He joined Ingersoll-Rand in 1957 and served as its Chairman, President and Chief Executive Officer

          from 1988 until his retirement in 1993. Mr. Black is a director of CPC International Inc., Ingersoll-Dresser Pump Company, and

          McDermott International and a trustee of the Business Council for the United Nations.






















                                        - 15 -         March 25, 1994

          Standing Committees of the Board of Directors



               There are four standing committees of the Board, namely, the

          Audit Committee, the Corporate and Public Responsibilities

          Committee, the Nominating Committee and the Personnel and

          Compensation Committee.  The membership and functions of these

          Committees are as follows:



               The Audit Committee recommends to the Board, subject to

          ratification by the stockholders, the engagement of the

          independent auditor and reviews with the independent auditor the plan, scope and results of the audit and any comments by the auditor on the internal accounting control systems of the

          Corporation and its subsidiaries.  All material non-audit

          services proposed to be performed by the independent auditor are reviewed by the Committee.  The Committee also reviews with the

          Corporation's internal auditors the plan, scope and results of internal audits and their comments on the internal accounting control systems.  It reviews with the officers of the

          Corporation, the independent auditor and the Corporation's internal auditors the following:  the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual report to stockholders; the results of audits by governmental agencies; and the reports on audit




                                        - 16 -         March 25, 1994
          procedures relating to possible corporate expenditures for political purposes.



               The Chairman of the Audit Committee is Mr. Black.  The other members are Messrs. Hagen, Pietruski, Roedel and Trost and

          Dr. Woolf.  During 1993, the Committee held four meetings.



               The Corporate and Public Responsibilities Committee reviews the Corporation's policies on public issues having broad social significance and the implementation of those policies, reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.



               The Chairman of the Corporate and Public Responsibilities

          Committee is Dr. Woolf.  The other members are Messrs. Appell,

          Bainton, Roedel, and Trost.  During 1993, the Committee held three meetings.



               The Nominating Committee recommends to the Board from time to time, within the limitations imposed by the By-Laws, the size and composition of the Board and candidates for membership on the

          Board.  The Committee also recommends to the Board the

          composition and membership of the various Board Committees.



               A stockholder proposal for a nominee for election as a

          director should be sent by mail, addressed to Secretary, General


                                        - 17 -         March 25, 1994

          Public Utilities Corporation, 100 Interpace Parkway, Parsippany,

          New Jersey 07054-1149.  All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to the scheduled date of the next annual meeting and must contain certain information regarding the identity and background of the stockholder's proposed nominee as required by Section 10(e) of the Corporation's By-Laws, which also sets forth additional requirements with respect to such stockholder proposals.  A copy of Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.



               In addition, the Nominating Committee will consider

          recommendations by stockholders of candidates for director nominees. Recommendations should be sent to the Secretary of the

          Corporation.



               The Chairman of the Nominating Committee is Mr. Appell.  The

          other members are Messrs. Hagen, Henderson and Pietruski and Ms.

          Rein.  During 1993, the Committee held three meetings.



               The Personnel and Compensation Committee recommends to the

          Board the election of officers of the Corporation and the

          presidents of the Corporation's direct subsidiaries, and the compensation and other benefits of those officers and of

          presidents and directors of the Corporation and its direct subsidiaries.  The Committee also reviews plans for management


                                        - 18 -         March 25, 1994
          succession and executive development, compensation and other benefit goals for the GPU System companies.



               The Chairman of the Personnel and Compensation Committee is

          Mr. Bainton.  The other members are Messrs. Black, Henderson and

          Ms. Rein.  During 1993, the Committee held five meetings.



               There were ten regular meetings and one special meeting of the Board during 1993.  All directors attended at least 75% of the aggregate of (i) the total number of 1993 meetings of the

          Board and (ii) the total number of 1993 meetings of all

          Committees of the Board on which he or she served.



          Security Ownership of Certain Beneficial Owners and Management



               The following table sets forth, as of February 1, 1994, the beneficial ownership of equity securities of GPU System companies of each of the GPU directors and each of the executive officers named in the Summary Compensation Table, and of all directors and executive officers of GPU as a group.  The shares owned by all directors and executive officers as a group constitute less than

          1% of the total shares outstanding.










                                        - 19 -         March 25, 1994

                                                       Amount and Nature
                                                         of Beneficial
                Name              Title of Security      Ownership(1)

          Louis J. Appell, Jr.  . GPU Common Stock    1,400 shares-Direct

                                                      4,274 shares-Indirect

          Donald J. Bainton . . . GPU Common Stock    3,400 shares-Direct

          Theodore H. Black . . . GPU Common Stock    6,531 shares-Direct

          Philip R. Clark . . . . GPU Common Stock    4,992 shares-Direct

                                                        362 shares-Indirect

          John G. Graham  . . . . GPU Common Stock    6,411 shares-Direct

                                                      1,680 shares-Indirect

          Thomas B. Hagen . . . . GPU Common Stock    6,566 shares-Direct

          Henry F. Henderson, Jr. GPU Common Stock    1,976 shares-Direct

                                                      1,200 shares-Indirect

          Ira H. Jolles . . . . . GPU Common Stock    5,025 shares-Direct

          James R. Leva . . . . . GPU Common Stock    3,912 shares-Direct

                                                        100 shares-Indirect

          John M. Pietruski . . . GPU Common Stock    3,400 shares-Direct

          Catherine A. Rein . . . GPU Common Stock    1,800 shares-Direct

          Paul R. Roedel  . . . . GPU Common Stock    2,000 shares-Direct

          Carlisle A. H. Trost  . GPU Common Stock    1,317 shares-Direct

          Robert L. Wise  . . . . GPU Common Stock    5,092 shares-Direct

          Patricia K. Woolf . . . GPU Common Stock    2,511 shares-Direct

          All GPU Directors and

            Executive Officers

            as a Group  . . . . . GPU Common Stock   73,058 shares-Direct

                                                      9,200 shares-Indirect


                                        - 20 -         March 25, 1994

          (1)  The number of shares owned and the nature of such ownership,

               not being within the knowledge of GPU, have been furnished by each individual.



          Remuneration of Executive Officers



                     Personnel and Compensation Committee Report

          GPU has an executive compensation program consisting of three separate but inter-related components: the Base Salary Program,

          the Incentive Compensation Program and the 1990 Stock Plan.



          Compensation Philosophy

          The Corporation's compensation philosophy is to provide a

          competitive compensation program that allows GPU to attract and retain top executive talent, to provide an incentive for

          executives to achieve business objectives and to reward

          executives when results materialize. The program provides a combination of short-term and long-term compensation vehicles to encourage executives to weigh short-term and long-term corporate interests.



          Market Comparisons

          To assist in determining competitive compensation levels, GPU retains a major compensation consulting firm to ascertain

          competitive rates for executive positions similar to those at


                                        - 21 -         March 25, 1994

          GPU. In developing comparisons, the consulting firm uses survey data from companies perceived to be in competition with GPU for executive talent. These companies are primarily electric

          utilities similar to GPU in size and complexity although data on non-utility companies are used to a lesser extent since GPU competes for talent in the larger market. The companies used in these comparisons include some but not all of those which make up the S&P Utility Index shown in the performance graph on page 32,

          and the comparison companies represent a much larger sample of the market for executive talent than do the companies in the

          Index.



          Within the defined competitive market for executive talent, GPU targets pay levels at the median, or 50th percentile, when corporate objectives are fully achieved. Because the executive compensation program is designed to vary total pay based on the extent to which objectives are achieved, actual pay levels in any given year may be above the competitive median or below it.



          Base Salary Program

          The Base Salary Program is intended to enable the Corporation to attract and retain needed executive talent. Individual executive base salaries are determined primarily by the identification of competitive levels and an assessment of individual executive performance. Annual increases, if any, are determined based on the amounts believed needed to maintain base pay at competitive


                                        - 22 -         March 25, 1994
          levels, the assessment of each executive's performance,

          particularly over the past year, and the Board of Directors'

          determination of what constitutes appropriate spending given the

          Corporation's financial results. These factors are not formally weighted and the Board uses subjective judgment in arriving at final amounts.



          Base salary increases for the executive officers and for Mr.

          James R. Leva, Chairman, President and Chief Executive Officer,

          were determined in this manner. The contribution of the executive officers and Mr. Leva, in particular, to the Corporation's success made it appropriate, in the opinion of the Board, to increase 1993 salary levels.




























                                        - 23 -         March 25, 1994

          Incentive Compensation Program

          The Incentive Compensation Program provides an annual incentive opportunity for executives. Specific business objectives are determined in advance and targeted award levels set so that, if the objectives are achieved, the actual bonus awards will be at competitive levels. If results are not achieved, awards, if any,

          will be below target levels; if targeted results are exceeded,

          awards will be above target although the total awards for all officers cannot exceed 125 percent of target. No awards can be made in any year in which dividends are not declared or paid on

          GPU common stock.



          The business objectives which serve as the basis for awards are a combination of the performance of GPU as a corporation, the performance of the executive's employer company and the

          achievement of the executive's individual objectives. GPU

          corporate performance determines the total dollars available and each subsidiary's results determine its share of the total dollars.



          GPU corporate performance measures are return on equity (40 percent), nuclear safety (30 percent), customer cost as compared to neighboring utilities (15 percent) and quality of customer service defined as average interrupted minutes of service (15 percent). These measures have been developed to reflect the




                                        - 24 -         March 25, 1994

          Corporation's responsibilities to each of its major

          constituencies - shareholders, customers and the general public.



          For the Corporation's operating electric companies, JCP&L, Met-

          Ed, and Penelec, performance measures are earnings (40 percent),

          budget management (25 percent), customer cost (20 percent) and quality of service (15 percent). For GPUN, measures are nuclear safety (50 percent), power generation (25 percent) and budget management (25 percent). GPUSC measures are a weighted average of the other companies'.



          Final awards for each executive also reflect the executive's individual performance and contribution to the achievement of the corporate objectives. This portion of the total award is based on the Board's subjective assessment of the executive's

          contribution.



          The incentive awards for executive officers and for Mr. Leva reflected overall results that were slightly above target.

          Revenue increases combined with strict budget management resulted in the ROE objective being exceeded. Nuclear safety objectives were also exceeded. Neither the customer cost nor the quality of service objectives was fully achieved. Severe storms in the first quarter resulted in large scale service interruptions and were the primary cause of missing the quality of service objective.




                                        - 25 -         March 25, 1994

          Individual system company results varied. GPUN exceeded each of its objectives. Among the three operating companies, all exceeded earnings objectives; two exceeded the budget management objective while the third was slightly below target. All three fell below objective in customer cost and one achieved the quality of service objective while the other two did not.



          Individual awards to executives and Mr. Leva reflected these results as well as their individual contributions. Mr. Leva's award was above the targeted level reflecting the achievement of corporate results and his individual contribution to the

          achievement of those results.



          Mr. Leva's individual achievements for 1993 included direction of an extensive strategic planning effort to position GPU to compete effectively in a deregulated market. As part of this effort, Mr.

          Leva also took the lead in developing a corporate vision for GPU and a comprehensive set of corporate values which will serve as a guide to all employees as they work to meet the challenges posed by changes occurring within the electric utility industry. Mr.

          Leva's personal leadership was considered crucial to the success of the vision effort, as he generated employee input during the process and took the lead in communicating the vision and values throughout the Corporation.






                                        - 26 -         March 25, 1994

          Operationally, the Corporation performed exceptionally well under

          Mr. Leva's guidance. The nuclear plants had an outstanding year,

          operating at capacity factors well above industry averages.

          Refueling outages were managed more cost-effectively and the plants earned a financial reward for GPU under the New Jersey

          Performance Standard for both 1992-93 and 1993-94.



          Under Mr. Leva's leadership, GPU achieved record earnings, both in dollars and on a per-share basis during 1993. In addition, the

          Corporation continued to provide total return (dividends plus share price increase) to its shareholders of 18 percent, compared with 12 percent for the average electric utility.



          Mr. Leva and the management team have successfully positioned GPU in the forefront of electric utilities taking a responsible position on environmental issues. In support of the Clean Air Act of 1990, the Corporation made major investments in scrubbers to reduce emissions from a coal-fired generating station. GPU has also pledged support for the U.S. Department of Energy's program of voluntary reduction of greenhouse gases. In addition,

          Penelec's successful testing of a new coal water slurry process demonstrated that the procedure can reduce coal use significantly by turning waste particles into low-emission fuel.








                                        - 27 -         March 25, 1994

          Again, under Mr. Leva's direction, GPU and its senior management have taken leadership positions within our service territory communities. In addition to their efforts in economic

          development, they strongly support, with contributions of both time and expertise, a full range of volunteer activities, with an emphasis on education programs and projects.



          For example, after-school homework centers, funded by the

          operating companies and staffed by employee volunteers, have been established in a low-income housing development and in a middle school; employees work with teachers to create vital

          comprehensive "real world" lesson plans for their students; and

          employees are encouraged to visit classrooms as guest speakers,

          describing their jobs and the skills needed to succeed in today's workforce.



          These accomplishments supported the Incentive Compensation awards approved by the Board.



          1990 Stock Plan

          Awards in 1993 under the Stock Plan were made in the form of restricted share units. These units give the recipient the right to receive shares of GPU stock (or cash at the discretion of the

          Committee) at the end of the vesting period which is normally five years. Dividend equivalents are made in the form of

          additional units over the vesting period. The value of the award


                                        - 28 -         March 25, 1994
          when the grant vests is determined by the value of GPU stock and

          GPU dividends, thus linking this component of executive

          compensation to changes in shareholder value.



          The Plan provides for the use of other stock vehicles such as stock options and stock appreciation rights; however, the Board determined that the use of restricted share units provides the closest relationship to shareholder value.



          The terms of the 1993 grants include an additional link to shareholder value by providing for a cash payment at the time the units vest if GPU's total shareholder return over the vesting period exceeds the total return of the companies in the Edison

          Electric Institute's Index of Investor Owned Utilities. This cash payment is intended to allow executives to satisfy their income tax obligation on the vesting shares and continue to hold the shares so that the link between shareholders and executives is continued.



          Because executives who resign before retirement normally forfeit their restricted units, the Stock Plan awards also serve as a retention device.



          Several factors are considered in determining the size of actual grants to executives. Target levels are set so that the total direct compensation package, including awards under this plan,


                                        - 29 -         March 25, 1994
          provides a competitive level of compensation.  The Board also considers individual executive performance and contribution and the size of awards previously granted. These factors are not weighted, and, as with base salary, the Board uses subjective judgment in its final decision.



          The 1993 grant for Mr. Leva was 4,000 units. This grant reflected the factors described.



                                          Personnel and Compensation

                                          Committee Members



                                          Donald J. Bainton

                                          Theodore H. Black

                                          Henry F. Henderson, Jr.

                                          Catherine A. Rein






















                                        - 30 -         March 25, 1994

                                                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation              Long-Term Compensation

                                                                                        Awards
                                                                          Other
             Name and                                                     Annual      Restricted                    All Other
             Principal                                                    Compen-     Stock/Unit                     Compen-
             Position                       Year    Salary        Bonus   sation(1)     Awards(2)                    sation

         James R. Leva                      1993    $ 523,750  $189,000   $  -         $124,000                     $ 57,494(3)
         Chairman, President and            1992      441,304   150,000      -           98,800                       40,804
         Chief Executive Officer,           1991      262,500    67,000      -           46,000                       23,610
         General Public Utilities
         Corporation

         Ira H. Jolles                      1993      314,750    69,000      -           49,600                       25,607(4)
         Senior Vice President              1992      301,250    62,500      -           48,100                       21,948
         and General Counsel,               1991      288,500    57,000      -           46,000                       16,313
         General Public Utilities
         Corporation

         Philip R. Clark                    1993      291,250    80,000        911       48,825                       43,308(5)
         President, GPU                     1992      276,250    75,000        790       46,800                       33,901
         Nuclear Corporation                1991      262,500    57,000        551       46,000                       23,530

         Robert L. Wise                     1993      278,250    67,000      -           43,710                       28,753(6)
         President, Pennsylvania            1992      266,250    55,000      -           42,900                       21,311
         Electric Company                   1991      251,250    54,000      -           46,000                       14,514

         John G. Graham                     1993      261,250    59,000      -           41,850                       41,518(7)
         Senior Vice President              1992      248,750    51,500      -           40,300                       30,606
         and Chief Financial Officer,       1991      243,750    40,000      -           34,500                       32,330
         General Public Utilities
         Corporation


       (1)  "Other Annual Compensation" is composed entirely of the above-market interest accrued on the pre-retirement portion of deferred compensation.

       (2)  Number and value of aggregate restricted shares/units at the end of 1993 (dividends are paid or accrued on these restricted shares/units and reinvested):

                                               Aggregate Shares/Units         Aggregate Value

                              James R. Leva            11,000                     $295,350
                              Ira H. Jolles             6,850                     $174,675
                              Philip R. Clark           6,575                     $168,175
                              Robert L. Wise            6,260                     $159,160
                              John G. Graham            5,550                     $142,094

       (3)  Consists of the Corporation's matching contributions under the Savings Plan ($9,434), matching contributions under the non-qualified deferred compensation plan ($11,516), the imputed interest on employer paid premiums for split-dollar life insurance ($26,105), and above-market interest accrued on the retirement portion of deferred compensation ($10,439).




                                        - 31 -         March 25, 1994

       (4)  Consists of the Corporation's matching contributions under the Savings Plan ($9,434), matching contributions under the non-qualified deferred compensation plan ($3,156), the imputed interest on employer paid premiums for split-dollar life insurance ($12,689), and above-market interest accrued on the retirement portion of deferred compensation ($328).

       (5)  Consists of the Corporation's matching contributions under the Savings Plan ($9,434), matching contributions under the non-qualified deferred compensation plan ($2,216), the imputed interest on employer paid premiums for split-dollar life insurance ($18,152), and above-market interest accrued on the retirement portion of deferred compensation ($13,506).

       (6)  Consists of the Corporation's matching contributions under the Savings Plan ($9,434), matching contributions under the non-qualified deferred compensation plan ($1,696), the imputed interest on employer paid premiums for split-dollar life insurance ($5,286), and above-market interest accrued on the retirement portion of deferred compensation ($12,337).

       (7)  Consists of the Corporation's matching contributions under the Savings Plan ($9,429), matching contributions under the non-qualified deferred compensation plan ($1,016), the imputed interest on employer paid premiums for split-dollar life insurance ($10,433), and above-market interest accrued on the retirement portion of deferred compensation ($20,640).













































                                        - 32 -         March 25, 1994

                LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                 Estimated future payouts under
                                                  non-stock price based plans(1)


                                          Performance
                         Number of         or other
                           shares,        period until
                          units or        maturation              Target
         Name          other rights       or payout               ($ or #)

     James R. Leva          4,000            5 years              $86,450


     Ira H. Jolles          1,600            5 years              $39,520


     Philip R. Clark        1,575            5 years              $34,040


     Robert L. Wise         1,410            5 years              $30,474


     John G. Graham         1,350            5 years              $29,177

     ______________________


     (1) The 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries also provides for a Performance Cash Incentive Awards in the event that the annualized GPU Total Shareholder Return exceeds the annualized Industry Total Return (Edison Electric Institute's Investor-Owned Electric Utility Index) for the period between the award and vesting dates. These payments are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that will be payable upon the restricted stock/units that are vesting for the recipient. The amount is computed by multiplying the applicable gross-up percentage by the amount of gross income the recipient recognizes for federal income tax purposes when the restrictions lapse. The estimated amounts above are computed based on the number of restricted units awarded for 1993 multiplied by the 1993 year-end market value of $30.875. Actual payments would be based on the market value of GPU common stock at the time the restrictions lapse and may be different from those indicated above.














                                        - 33 -         March 25, 1994

     Comparison Chart goes here




























































                                        - 34 -         March 25, 1994

          Employment, Termination and Change-in-Control Arrangements



          Mr. Jolles

               Retirement and Disability - If Mr. Jolles retires on or

          after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUSC's employee retirement plans) a supplemental retirement pension from GPU System sources equal to the

          additional pension he would have received under the GPUSC

          employee retirement plans as if he had an additional 20 years of past creditable service.  If Mr. Jolles reaches his normal retirement date while he is receiving disability income under

          GPUSC's disability income plans, he will thereafter receive a supplemental retirement pension from GPU System sources equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.



               Termination - (i) If Mr. Jolles' employment within the GPU

          System terminates "involuntarily," as defined, within two years following the occurrence of a "change in control" of GPU, as defined, or without cause, he shall receive from GPU System sources a supplemental retirement pension which would have been paid to him under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.  (ii) If,

          however, his employment terminates for any other reason (except


                                        - 35 -         March 25, 1994
          upon retirement or death), he will receive from GPU System sources a supplemental retirement pension equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had additional years of creditable service ranging from two years up to a maximum of 20 years depending upon his years of actual employment by GPUSC at the time of termination.

          He will also receive from GPU System sources the amount of any pension not paid to him under GPUSC's employee retirement plans by reason of his not having met applicable vesting requirements.



               Death - In the event of Mr. Jolles' death before he begins receiving benefits under GPUSC's employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemental retirement pension benefits which would have been payable to him as described in paragraph (ii) above.



               Other - To the extent relevant to the level of benefits

          payable to Mr. Jolles under the other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in paragraph (ii) above.












                                        - 36 -         March 25, 1994

          Retirement Plans



               The GPU System pension plans provide for pension benefits,

          payable for life after retirement, based upon years of creditable service with the GPU System and the employee's career average compensation as defined below.  Under federal law, an employee's pension benefits that may be paid from a qualified trust under a qualified pension plan such as the GPU System plans are subject to certain maximum amounts.  The GPU System companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such

          limitations or source, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.



               The following table illustrates the amount of aggregate

          annual pension from funded and unfunded sources resulting from employer contributions to the qualified trust and direct payments payable upon retirement in 1994 (computed on a single life annuity basis) to persons in specified salary and years of service classifications:












                                        - 37 -         March 25, 1994

                  ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4)
                        BASED UPON CAREER AVERAGE COMPENSATION
                                  (1994 Retirement)
         Career
         Average
         Compen-                 10 Years     15 Years     20 Years       25 Years       30 Years       35 Years     40 Years
         sation(1)               of Service  of Service   of Service     of Service     of Service     of Service   of Service
         $ 50,000                $  9,410    $ 14,114     $ 18,819       $ 23,524       $ 28,229       $ 32,934     $ 37,356
          100,000                  19,410      29,114       38,819         48,524         58,229         67,934       76,956
          150,000                  29,410      44,114       58,819         73,524         88,229        102,934      116,556
          200,000                  39,410      59,114       78,819         98,524        118,229        137,934      156,156

          250,000                  49,410      74,114       98,819        123,524        148,229        172,934      195,756
          300,000                  59,410      89,114      118,819        148,524        178,229        207,934      235,356
          350,000                  69,410     104,114      138,819        173,524        208,229        242,934      274,956
          400,000                  79,410     119,114      158,819        198,524        238,229        277,934      314,556

          450,000                  89,410     134,114      178,819        223,524        268,229        312,934      354,156
          500,000                  99,410     149,114      198,819        248,524        298,229        347,934      393,756
          550,000                 109,410     164,114      218,819        273,524        328,229        382,934      433,356

          600,000                 119,410     179,114      238,819        298,524        358,229        417,934      472,956
          650,000                 129,410     194,114      258,819        323,524        388,229        452,934      512,556
          700,000                 139,410     209,114      278,819        348,524        418,229        487,934      552,156
          750,000                 149,410     224,114      298,819        373,524        448,229        522,934      591,756
          800,000                 159,410     239,114      318,819        398,524        478,229        557,934      631,356
         ______________

                 (1)  Career Average Compensation is the average annual

               compensation received from January 1, 1984 to retirement and includes Base Salary, Deferred Compensation and Incentive

               Compensation Plan awards. The career average compensation

               amounts for the following named executive officers differ by more than 10% from the three year average annual

               compensation set forth in the Summary Compensation Table and are as follows: Messrs. Leva - $314,964; Clark - $261,317;

               Wise - $222,558 and Graham - $238,029.




                                        - 38 -         March 25, 1994



























































                                        - 39 -         March 25, 1994








          (2)  Years of Creditable Service: Messrs. Leva - 42 years; Jolles

               - 10 years; Clark - 17 years; Wise - 30 years; and Graham -

                24 years.



          (3)  Based on an assumed retirement at age 65 in 1994.  To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multiply the above benefits by 90%.  The estimated annual benefits are not subject to

               any reduction for Social Security benefits or other offset amounts.



          (4)  Annual retirement benefit cannot exceed 55% of the average compensation received during the last three years prior to retirement.



               In addition to amounts payable under the plans, Mr. Leva is entitled to receive upon his retirement pension payments of

          $4,140 annually.



          Remuneration of Directors



               Non-employee directors receive an annual retainer of

          $15,000, a fee of $1,000 for each Board meeting attended and a




                                        - 40 -         March 25, 1994






          fee of $1,000 for each Committee meeting attended.  Committee

          Chairmen receive an additional retainer of $2,500 per year.



          Retirement Plan for Outside Directors



               Under the Corporation's Retirement Plan for Outside

          Directors, an individual who completes 54 months of service as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retirement.  Retirement benefits under this plan are payable to the directors (or, in the event of death, to designated beneficiaries) in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the last award under the Restricted

          Stock Plan for Outside Directors per month, over a period equal to the director's service as such, unless otherwise directed by the Personnel and Compensation Committee, commencing at the later of age 60 or upon retirement.  As of December 31, 1993, the following directors had at least 54 months of service:

                    Director            Months of Service

               Louis J. Appell, Jr.          251

               Donald J. Bainton             138

               Theodore H. Black              70

               Thomas B. Hagen                70

               Henry F. Henderson             59


                                        - 41 -         March 25, 1994






               Paul R. Roedel                180

               John M. Pietruski              59

               Catherine A. Rein              59

               Patricia K. Woolf             125



          Restricted Stock Plan for Outside Directors



               The Corporation has adopted a Restricted Stock Plan for

          Outside Directors ("Directors Plan") which was initially approved by stockholders at the 1989 Annual Meeting.  Under the Directors

          Plan, each director who is not an employee of the Corporation or any of its subsidiaries ("Outside Director") is paid a portion of his or her annual compensation in the form of 300 shares of GPU common stock.



               A total of 40,000 shares of GPU common stock (subject to

          adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan.  Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.



               Shares of common stock are awarded to Outside Directors on the condition that the director serves or has served as an

          Outside Director until (i) death or disability, (ii) failure to stand for re-election at the end of the term upon reaching


                                        - 42 -         March 25, 1994






          age 70, (iii) resignation or failure to stand for re-election with the consent of the Board, which is defined in the Directors

          Plan to mean approval thereof by at least 80% of the directors other than the affected director or (iv) failure to be re-elected to the Board after being duly nominated.  Termination of service for any other reason, including any involuntary termination effected by action or inaction of the Board, will result in forfeiture of all shares awarded.



               Until termination of service, an Outside Director may not

          dispose of any shares of common stock awarded under the Directors

          Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.


























                                        - 43 -         March 25, 1994






          2.   RATIFICATION OF SELECTION OF COOPERS & LYBRAND AS

               INDEPENDENT AUDITOR FOR THE YEAR 1994



               The Board of Directors has selected the firm of Coopers &

          Lybrand ("C&L"), independent certified public accountants, to audit the accounts of the Corporation for 1994.  Although

          submission to stockholders of the appointment of the independent auditor is not required by law, the Board, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of auditors, believes it appropriate that such selection be ratified by the stockholders.  C&L has acted as the auditor for the Corporation and its subsidiaries since 1946.  C&L has advised the Corporation that neither that firm nor any of its partners has any direct or indirect material relationship with the Corporation or its subsidiaries.



               The services rendered by C&L for 1993 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ending December 31, 1993 contained in the annual report to stockholders and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the

          Securities and Exchange Commission.  C&L also performed audits as necessary to report upon compliance with the accounting

          requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are


                                        - 44 -         March 25, 1994






          required to be filed annually with that Commission by the

          subsidiary companies.  Also, C&L audited the 1993 financial statements of the various pension and benefit plans of the

          Corporation and subsidiaries to be included in reports required to be filed with the Department of Labor and the Securities and

          Exchange Commission.



               Fees paid to C&L for 1993 for services aggregated $1,210,000 excluding reimbursement for out-of-pocket expenses.



               It is expected that representatives of C&L will be present at the Annual Meeting, will be available to respond to

          appropriate questions and will have an opportunity to make a statement if they desire to do so.



                                 STOCKHOLDER PROPOSAL

          3.   STOCKHOLDER PROPOSAL

               Immaculate Heart Missions, 4651 North 25th Street,

          Arlington, VA 22207, the holder of 6,100 shares of GPU common stock, has informed GPU that it plans to present the following resolution for action by the stockholders at the Annual Meeting:












                                        - 45 -         March 25, 1994






          UTILITIES, ENERGY CONSERVATION,

          CARBON DIOXIDE EMISSIONS AND CLIMATE CHANGE

          WHEREAS WE BELIEVE:

          The U.S. performs poorly in energy efficiency, compared to other industrialized countries, ranking 9th out of the 10 OECD nations,

          and using nearly twice as much energy per dollar of GNP as Japan,

          West Germany, or Sweden;



          Electric utilities are the single largest source of carbon dioxide (CO2) accounting for 35% of emissions nationwide.  CO2 in turn represents about half of all greenhouse gases (far more than any other gas) involved in the trapping of solar heat and

          greenhouse warming which cause climate change. The risk of climate change - to economic welfare, public health,

          environmental stability, agricultural production, and possible rises in sea level - would affect many people both in the U.S.

          and around the world;



          Numerous world leaders have attested to the importance and urgency of reducing CO2 emissions. Many scientists have called for 20% reductions in CO2 emissions by the year 2000. Some 20 countries are already taking action so that their CO2 emissions in 2000 will not exceed 1990 levels. Some U.S. corporations have adopted 20% reduction goals for their own energy consumption and

          CO2 emissions by the year 2000 or even sooner.




                                        - 46 -         March 25, 1994






          We believe our Company plays an important role in controlling CO2 emissions, through its fuel choices, its choices of which plants it runs when, and its ratepayer efficiency programs known as

          Demand-Side Management (DSM). Great opportunities exist to reduce

          CO2 by investing in DSM and generating electricity with cleaner and more renewable sources of energy. Given the long lead times required to build large new power plants and the associated regulatory risks, energy options which lower CO2 emissions can create financial security for our Company by reducing or

          eliminating the need for new electricity-generating capacity;



          Integrating CO2 reductions into planning now will also minimize the risk of expensive compliance with probable future CO2

          regulations. In states where the regulatory framework allows, DSM can also become an increasingly important source of profits. Our company can achieve financial and regulatory stability by

          demonstrating environmental leadership in this area. All these measures would enhance the Company's image and shareholder value.



          RESOLVED, that shareholders request our Company to issue a report, prepared at reasonable cost and omitting

                    proprietary information, on the potential for large

                    capital costs to the company if standards on carbon

                    dioxide emissions are imposed; the projected amount of

                    such costs; and company plans to use alternative energy

                    sources.


                                        - 47 -         March 25, 1994








          SUPPORTING STATEMENT



          Demonstrating leadership in reducing the impacts of climate change can give the Company stability in the future, especially as pollution control becomes stricter and power plants are targeted as major offenders. By taking appropriate measures, our

          Company can protect both its short-and long-term financial health and shareholder value. Shareholders seeking to minimize the costs of climate change -- both to the company and to society at large

          -- should vote FOR this resolution are putting their concern on the record and asking for a response by our Company.



          The Board of Directors recommends that stockholders vote AGAINST this proposal.



               The proposal requests that the Corporation prepare a report

          "on the potential for large capital costs to the Company if standards on carbon dioxide emissions are imposed" and "the projected amount of such costs." No federal or state legislation has been enacted, or is, to the Corporation's knowledge presently pending, which regulates carbon dioxide emissions by electric utility companies, including the GPU System companies. Whether such legislation will ultimately be enacted cannot be predicted.

          Moreover, the precise form any such legislation might take is subject to numerous variables, such as how emissions will be


                                        - 48 -         March 25, 1994






          calculated, the phase-in-period, if any, whether credits for prior CO2 reductions will be allowed, the extent to which

          existing facilities might be grandfathered, and the like. As a result, the Corporation does not believe that it can with any reasonable certainty predict the CO2 emissions standards upon which to make the projections requested by the proposal.

          Consequently, any such report would be entirely speculative. In previously published reports, the Corporation has stated that federal and state environmental initiatives to address, among other concerns, "global warming," may result in "substantial additional costs" to the Corporation. Any attempt to quantify the possible future costs of compliance with unknown standards, as called for by the proposal, would, in the Board's view, be so speculative as to be of little, if any, use to stockholders.

          Thus, the Board does not believe that this part of the proposal is in the best interests of stockholders.



               The proposal also requests a report on "Company plans to use alternative energy sources."  The Corporation is strongly

          committed to providing its customers with a reliable power supply through both the traditional means of utility-owned generation as well as through the continued promotion of economic energy conservation and load management programs, including demand-side management initiatives, together with power purchases from non-

          utility generators and other sources. Information regarding the

          Corporation's efforts on this score is already publicly available


                                        - 49 -         March 25, 1994






          in the reports filed by the GPU System companies with the SEC and with state agencies. By way of example, the Annual Reports on

          Form 10-K of the Corporation and its electric operating company subsidiaries discuss in detail the GPU System's programs to conserve energy through demand-side management initiatives. In addition, each of GPU's electric operating subsidiaries files annual resource plans with its state regulatory commission. The

          Board therefore believes that preparation of a further report specifically addressed to the GPU System's alternative energy plans would involve needless expense which should not be borne by the stockholders at large and that this portion of the proposal,

          as well, is not in the best interests of the stockholders.



          For these reasons, the Board believes the proposal is not in the best interests of the stockholders and recommends a vote AGAINST the proposal.



          OTHER MATTERS



               The Board of Directors does not intend to bring any other

          matters before the meeting and it is not informed of any other business which others may bring before the meeting.  However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.


                                        - 50 -         March 25, 1994








               GPU will pay all costs of soliciting Proxies in the

          accompanying form.  Solicitation will be made by mail, and directors and officers of GPU, and officers and employees of

          GPUSC, may also solicit Proxies by telephone, telegraph or personal interview.  The Corporation has also retained Chemical

          Bank to aid in the solicitation of Proxies, at an estimated cost of $8,000, plus reimbursement of reasonable out-of-pocket

          expenses.  In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy

          soliciting material to them, and to request authority to execute

          Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.


























                                        - 51 -         March 25, 1994








          Compliance with Section 16(a) of the Securities Exchange Act



               Section 16(a) of the Securities Exchange Act of 1934

          requires the Corporation's executive officers and directors, and persons who beneficially own more than ten percent of the

          Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.



               Based on its review of the copies of such forms received by it, or written representations from these reporting persons, the

          Corporation believes that, during 1993 all such filing

          requirements applicable to its officers and directors (the

          Corporation not being aware of any ten percent holder) were complied with, with the exception that a report relating to one transaction involving the redemption by Pennsylvania Electric

          Company of shares of its cumulative preferred stock owned by Mr.

          Appell's wife was filed five days late.










                                        - 52 -         March 25, 1994






          Deadline for Stockholder Proposals



          If a stockholder wishes to submit a proposal for inclusion in the

          Proxy Statement for the 1995 Annual Meeting of Stockholders, such proposal must be received by the Corporation not later than

          December 2, 1994.




          March 31, 1994           By order of the Board of Directors,
                                   MARY A. NALEWAKO, Secretary






                            YOUR VOTE IS IMPORTANT


               You are encouraged to voice your preference by marking


               the appropriate boxes on the enclosed Proxy.  However,


               it is not necessary to mark any boxes if you wish to


               vote in accordance with the directors' recommendations;


               merely sign, date and return the Proxy in the enclosed


               postpaid envelope.











                                        - 53 -         March 25, 1994









                         GENERAL PUBLIC UTILITIES CORPORATION

                      Proxy Solicited by the Board of Directors
               for Annual Meeting to be held at 10:00 A.M. May 5, 1994

                                     Holiday Inn
                                  250 Market Street
                               Johnstown, Pennsylvania


               The undersigned hereby appoints J. G. Graham,
            F. A. Donofrio, and M. A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 31, 1994 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.

               Said proxies are instructed to vote for or against
            proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1 and 2 and against Proposal
            3).

               You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors' recommendations; just sign on the other side.

                    (continued and to be signed on the other side)

                                                                                               Please mark| X |
                                                                                               your votes
         The Directors Recommend a Vote "FOR" Proposals 1 and 2:                               as this
                                                                             CHECK HERE
                                                                             IF YOU PLAN TO   |  |
                                                                             ATTEND THE MEETING.
                                COMMON    DIVIDEND REINVESTMENT SHARES

          1 - Election of four Class III Directors.
          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES: Hagen, Roedel,
          the right (except as marked   to vote for all nominees       Trost and Woolf(Instruction:
          to the contrary on the right) listed on the right            To withhold authority to
                  __                            __                     vote for any individual
                 |  |                          |  |                    nominee, print that
                 |__|                          |__|                    nominee's name in the space
                                                                       provided below.)
                                                                       ________________________


                                                                       Dated                 1994
                                                                       Signature
                                                                       Signature if held jointly
          2 - Ratification of the Selection of Coopers & Lybrand       __________________________
              as Auditor.                                              Please date and sign
                                                                       In case of joint owners,
            FOR             AGAINST            ABSTAIN                 EACH joint owner should
                                                                       sign.  When signing
           |  |              |  |               |  |                   as attorney, executor,
           |  |              |  |               |  |                   administrator, trustee,
                                                                       guardian, corporate officer,
                                                                       etc, give full title.
          The Directors recommend a vote "AGAINST" Proposal 3

          3 -  Stockholder Proposal as set forth in the accompanying Proxy Statement.

            FOR             AGAINST            ABSTAIN

           |  |              |  |               |  |
           |  |              |  |               |  |

                                                              A0002953 12-93

                                    Please mark your votes as this | X |
                                     CHECK HERE
                                     IF YOU PLAN TO   |  |
                                     ATTEND THE MEETING.
                                COMMON    DIVIDEND REINVESTMENT SHARES

          1 - Election of four Class III Directors.

          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES: Hagen, Roedel,
          the right (except as marked   to vote for all nominees       Trost and Woolf(Instruction:
          to the contrary on the right) listed on the right            To withhold authority to
                  __                            __                     vote for any individual
                 |  |                          |  |                    nominee, print that
                 |__|                          |__|                    nominee's name in the space
                                                                       provided below.)
                                                                       ________________________


                                                                       Dated                 1994
                                                                       Signature
                                                                       Signature if held jointly
          2 - Ratification of the Selection of Coopers & Lybrand       __________________________
              as Auditor.                                              Please date and sign
                                                                       In case of joint owners,
            FOR             AGAINST            ABSTAIN                 EACH joint owner should
                                                                       sign.  When signing
           |  |              |  |               |  |                   as attorney, executor,
           |  |              |  |               |  |                   administrator, trustee,
                                                                       guardian, corporate officer,
                                                                       etc, give full title.
          The Directors recommend a vote "AGAINST" Proposal 3

          3 -  Stockholder Proposal as set forth in the accompanying Proxy Statement.

            FOR             AGAINST            ABSTAIN

           |  |              |  |               |  |
           |  |              |  |               |  |

          If you are planning to attend the meeting, remember to obtain from the record holder a letter or other evidence for your beneficial ownership of shares in GPU to facilitate your admittance to the meeting.

                               STATEMENT OF DIFFERENCES

                       PROXY STATEMENT & PROXY CARD DESCRIPTION


                    DIFFERENCE                   DESCRIPTION

          1.Proxy Statement first       Size 6 11/16" x 7 3/4" flat,
            page is the Notice.         22 pages, soft white opaque,
            Pages 1 - 50 are the        black ink printing.
            Proxy Statement.

          2.Contains pictures of        Pictures are black and white
            Directors on pages 7        1" x 1 1/2".
            through 14, plus names
            and biographies.

          3.All separate standing
            headings are in bold type
            size 12 point type and
            leaded 4 points.

          4.Page 32 contains a
            Comparison Chart which
            was filed under Form SE.
            Exhibit filed March 28,
            1994.

          5.Proxy Cards are two         OCR is a card that can be
            types, one is an OCR card   read by machine and is used
            which is 8 1/2" x 4 3/4"    for registered holders.
            with black printing where
            holder name appears and
            votes, back side is
            printed in black ink.

          6.Same as above except        This is for brokers and
            will be Blue Color          nominees to send to their
            and all Black Printing.     clients who are beneficial
                                        holders.

          7.The pages in the            The printed and distributed
            electronic document do      document will have fewer
            not correspond to the       pages than the filed
            pages in the printed        document because there is
            document.                   more material on each page
                                        of the printed document.